EXHIBIT 4.7


THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                          COMMON STOCK PURCHASE WARRANT

                              XYBERNAUT CORPORATION

                            EXPIRES NOVEMBER 13, 2005

No.:  W-N02-3                                        Number of Shares: 2,135,417
Date of Issuance:  November 13, 2002


         1. Issuance. For good and valuable consideration, the receipt of which is hereby acknowledged by Xybernaut Corporation, a Delaware corporation (the "Company"), State Street Corporation, or its registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on November 13, 2005 (the "Expiration Date"), Two Million One Hundred Thirty-Five Thousand Four Hundred Seventeen (2,135,417) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price of $1.25 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

         2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

         3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

         4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Protection Against Dilution.
            ---------------------------

            (a) Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

            (b) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section 6 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders of the Company shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

         7. Warrant Call. At any time or from time to time after the Registration Statement (as defined in Section 9(b) hereof) has been declared effective, the Company, at its option, may, upon written notice to the Holder (the "Call Notice"), call up to one hundred percent (100%) of this Warrant if the Common Stock trades at a price equal to or greater than $2.50 per share for five (5) consecutive trading days prior to the date the Company calls the Warrant. To be effective, the Call Notice must be given within ten (10) days after the aforementioned five (5) day period. The rights and privileges granted pursuant to this Warrant with respect to such Warrant Shares subject to the Call Notice shall terminate if this Warrant is not exercised with respect to such Warrant Shares by the Holder within ten (10) days after the Call Notice is received by the Holder. In the event that this Warrant is not exercised by the Holder with respect to the Warrant Shares subject to the Call Notice, this Warrant shall expire at 5:00 p.m. eastern time on the call date and the Company will remit to the Holder $0.01 per Warrant Share and a new Warrant certificate representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised or subject to a Call Notice upon such Holder tendering to the Company the expired Warrant certificate.

         8. Limitation on Exercise. Notwithstanding anything to the contrary set forth in this Warrant or the Common Stock and Warrant Purchase Agreement of even date herewith

(the "Purchase Agreement"), the Holder shall not be entitled to exercise this Warrant and the Company shall have no obligation to issue shares of Common Stock upon such exercise of all or any portion of this Warrant to the extent that, following such exercise, the Beneficial Ownership Number (as defined below) is equal to or greater than 4.99% of the outstanding shares of Common Stock (including the shares to be issued to the Holder upon such exercise). Notwithstanding the foregoing, this Section 8 shall have no further force and effect if there is an outstanding tender offer for any or all of the shares of the Company's Common Stock, or the Holder, at its option, provides at least sixty-five (65) days' advance written notice from the Holder that this Section 8 shall have no further force and effect. For purposes of this Section, "Beneficial Ownership Number" shall equal the sum of (i) the number of shares of Common Stock owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or other rights to purchase Common Stock or through the ownership of convertible securities), and (ii) the number of shares of Common Stock issuable upon the exercise of the Warrant. For purposes of this Section, "beneficial ownership" shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to any party, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 8 as if such transferee or assignee were the original Holder hereof.

         9. Transfer to Comply with the Securities Act; Registration Rights.
            ---------------------------------------------------------------

            (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

            (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), pursuant to the Registration Rights Agreement between the Company and the Holder dated as of November 13, 2002 (the "Registration Rights Agreement").

         10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two (2) days after the date of deposit in the United States mails, as follows:

                    (i)      if to the Company, to:

                             Xybernaut Corporation
                             12701 Fair Lakes Circle
                             Suite  550
                             Fairfax, Virginia  22033

                             Attn: John F. Moynahan, Sr. Vice President and Chief Financial Officer
                             Telephone No.: (703) 631-6925
                             Facsimile No.: (703) 631-3903

                             with a copy to:

                             Jenkens & Gilchrist Parker Chapin LLP
                             The Chrysler Building
                             405 Lexington Avenue
                             New York, New York  10174
                             Attn: Martin Eric Weisberg, Esq.
                             Telephone No.: (212) 704-6000
                             Facsimile No.: (212) 704-6288

                    (ii)     if to the Holder, to:

                             State Street Corporation
                             c/o CFG
                             28 Menachem begin Street
                             Ramat Gan, Israel 52521
                             Attention:  Touvia Strauss, Esq.
                             Telephone No.: ___________
                             Facsimile No.: ____________

                             with a copy to:

                             Krieger & Prager, LLP
                             39 Broadway, Suite 1440
                             New York, New York  10006
                             Attention:  Samuel Krieger, Esq.
                             Telephone No.:  (212) 363-2900
                             Facsimile No.:  (212) 363-2999

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         11. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant and the Purchase Agreement, of even date herewith, by and between the Company and the Holder contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

         12. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         13. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 13th day of November 2002.

                                              XYBERNAUT CORPORATION


                                              By:_______________________________
                                                   Name:
                                                   Title:

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate No. W-N02-3 dated as of November 13, 2002, to purchase 2,135,417 shares of the Common Stock, par value $.01 per share, of Xybernaut Corporation and tenders herewith payment in accordance with
Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:

                                         ____________________________
                                         ____________________________
                                         ____________________________
                                         ____________________________




Dated:______________________


                                         [HOLDER]


                                         By:____________________________________
                                            Name:
                                            Title: